Item 77C


At the Annual Meeting of Stockholders, held on June 8, 2006, as adjourned to July 7, 2006, shares were voted as follows on the proposals presented to the
Stockholders:

To approve changes to certain of the Fund's fundamental investment policies and restrictions to permit the Fund to:

         A. leverage up to 10% of its total assets (including the amount borrowed)

                     For                    Against                Abstain
         ----------------------------   ----------------    --------------------
         ----------------------------   ----------------    --------------------
                 12,671,113                2,248,116               233,949


         B. invest in securities of Swiss Real Estate Companies (as defined in the Proxy Statement)

                      For                    Against                Abstain
         ----------------------------   ----------------    --------------------
         ----------------------------   ----------------    --------------------
                 13,073,344                1,831,211               248,631

         C. acquire equity and equity-lined securities of non-Swiss companies in limited instances

                    For                    Against                Abstain
        ----------------------------   ----------------    ---------------------
        ----------------------------   ----------------    ---------------------
                 12,978,474                1,887,103               287,606

         D. permit the Fund to invest up to 20% (increased from 10%) of its total assets in illiquid securities

                    For                    Against                Abstain
        ----------------------------   ----------------    ---------------------
        ----------------------------   ----------------    ---------------------
                  9,839,453                5,177,373               277,213

         E. engage in certain options transactions

                    For                    Against                Abstain
        ----------------------------   ----------------    ---------------------
        ----------------------------   ----------------    ---------------------
                 11,980,548                2,837,835               334,794


The stockholders approved all of the proposals, except for proposal D.